SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report:	August 20, 2002
Date of earliest event reported:	August 16, 2002

Daw Technologies, Inc.

 (Exact name of registrant as specified in its charter)

UTAH	0-21818	87-0464280
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

2700 South 900 West Salt Lake City, Utah		84119
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (801) 977-3100

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 4.  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Pursuant to the recommendations of management and the audit committee, and upon the approval of the board of directors of the Company, on August 16, 2002, the Company appointed Tanner + Co. as the Company’s independent public accountants for the fiscal year ended December 31, 2002. No consultations occurred between the Company and Tanner + Co. during the two previous fiscal years and any subsequent interim period prior to the appointment of Tanner + Co. regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the Company’s financial statements, any matter that was subject to a disagreement with the Company’s previous independent audit firm, or any other reportable event.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2002	DAW TECHNOLOGIES, INC.

	By:	/s/ Randy K. Johnson
	Name:	Randy K. Johnson
	Title:	Vice President, Secretary and General Counsel